                                                                     Exhibit 3.3

TO ALL TO WHOM THESE PRESENTS MAY COME, BE SEEN OR KNOWN

I, Gerald W. Green, a NOTARY PUBLIC IN AND FOR THE PROVINCE OF NOVA SCOTIA BY ROYAL AUTHORITY DULY APPOINTED, residing at Halifax, in the said Province DO CERTIFY AND ATTEST that the paper writing hereunto annexed is a TRUE COPY of a document produced to me and purporting to be an Order of the Supreme Court of Nova Scotia approving the amalgamation of Statia Terminals Point Tupper, Incorporated and Statia Terminals Canada, Incorporated (incorporation #3000804), amalgamated to form Statia Terminals Canada, Incorporated subject to satisfying certain conditions included in the Order, THE SAID COPY having been compared by me with the said original document, an act whereof being requested, I HAVE GRANTED the same under my notarial form and seal of office to serve and avail as occasion shall or may require.

IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my seal of office at Halifax the 20th day of November, 1996.


                                        /s/ Gerald W. Green
                                        ----------------------------------
                                        Gerald W. Green
                                        A Notary Public in and for the
                                        Province of Nova Scotia

                                                                          [SEAL]

1996                                                             S.H. No. 133263

                       IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF:             The Companies Act of Nova Scotia, being
                              Chapter 81 of the Revised Statutes of Nova
                              Scotia, 1989

                                     - and -

IN THE MATTER OF:             The Amalgamation of Statia Terminals Canada,
                              Incorporated and Statia Terminals Point
                              Tupper, Incorporated

                              ORDER OF AMALGAMATION

BEFORE THE HONOURABLE JUSTICE SUZANNE M. HOOD IN CHAMBERS.

     UPON HEARING READ the affidavit of James F. Brenner, sworn November 12,
1996;

     AND UPON HEARING READ the amalgamation agreement dated November 12, 1996 between Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated (the Amalgamation Agreement) a copy of which is annexed hereto as Schedule A;

     AND UPON IT APPEARING that all the shareholders of Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated have approved the Amalgamation Agreement and that none of the creditors will be affected by the amalgamation provided for in the Amalgamation Agreement;

     AND UPON HEARING D. Fraser MacFadyen, counsel for the applicants;

     AND UPON MOTION

     IT IS HEREBY ORDERED that the amalgamation of Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated pursuant to the terms of the Amalgamation Agreement be and the same is hereby approved, subject to the fulfilment of the conditions precedent set forth in Section 9 of the Amalgamation Agreement on or before December 31, 1996.

     IT IS FURTHER ORDERED that the fulfilment of the conditions precedent to the amalgamation of Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated set forth in Section 9 of the Amalgamation Agreement shall be conclusively deemed to have been fulfilled upon filing with the Registrar of Joint Stock Companies pursuant to the Companies Act (Nova Scotia) on or before December 31, 1996 of a copy of this Order (including the Amalgamation Agreement attached hereto), certified under the hand of the

Prothonotary, together with a copy of the Certificate referenced in Section 9 of the Amalgamation Agreement and as set forth in Schedule "A" to the Amalgamation Agreement, executed by each of Statia Terminals Canada, Incorporated and Statia Terminals, Inc. without the necessity of any proof of any other matter or things, including the genuineness or authority of the signatories to the Certificate, and that the filing of such material with the Registrar of Joint Stock Companies shall be sufficient compliance with the provisions of subsection
(9) of Section 134 of the Companies Act (Nova Scotia).

     IT IS FURTHER ORDERED that neither Statia Terminals Canada, Incorporated nor Statia Terminals Point Tupper, Incorporated be required to give notice to their creditors, if any, of the time and place of an application for an order of this Court approving the Amalgamation Agreement and that such notice be and the same is hereby dispensed with pursuant to subsection (7) of Section 134 of the Companies Act.

     DATED at Halifax, Nova Scotia, this 18 day of November, 1996.


                                             /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Prothonotary


                                             IN THE SUPREME COURT
                                             COUNTY OF HALIFAX, N.S.

                                             I hereby certify that the foregoing
                                             document identified by the Seal of
                                             the Court, is a true copy of the
                                             original document on file herein.

                                             Dated the 18 day of November A.D.,
                                             1996

                                             /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Prothonotary

                                   SCHEDULE A

     THIS AGREEMENT OF AMALGAMATION made as of the 12th day of November, 1996.

BETWEEN:

     STATIA TERMINALS CANADA, INCORPORATED, a body corporate, incorporated under the laws of the Province of Nova Scotia
     ("Canada Inc.")

                                                 OF THE ONE PART

                                     - and -

     STATIA TERMINALS POINT TUPPER, INCORPORATED, a body corporate, formed under the laws of the Province of Nova
     Scotia ("Point Tupper Inc.")

                                                 OF THE OTHER PART

WHEREAS:

A. Canada Inc. was incorporated under the Companies Act of Nova Scotia (the "Companies Act") on August 15, 1996;

B. Point Tupper Inc. was formed under the Companies Act on January 1, 1994 by the amalgamation of Point Tupper Terminals Company and 2293180 Nova Scotia Limited;

C. The shareholders of Canada Inc. and Point Tupper Inc. consider it to be desirable and in the best interests of each of them that they be amalgamated pursuant to the provisions of Section 134 of the Companies Act.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises herein contained, Canada Inc. and Point Tupper Inc. hereto covenant and agree, each with the other, as follows:

1.   Subject to the terms and conditions of this Agreement and the provisions of
     Section 9 hereof, Canada Inc. and Point Tupper Inc. shall be amalgamated into and continue as one company (hereinafter called the "Amalgamated Company") pursuant to Section 134 of the Companies Act.

2. The attributes and characteristics of the Amalgamated Company shall be as follows:

     (a) The name of the Amalgamated Company shall be "Statia Terminals Canada, Incorporated";


     (b) The registered office of the Amalgamated Company shall be 3817 Port Malcolm Road, Richmond County, Nova Scotia, B0E 2V0;

     (c) The authorized capital of the Amalgamated Company shall consist of 1,000,000 common shares without nominal or par value and 10,000,000 common shares of the par value of $10.00 each;

     (d) There shall be no restrictions on the objects and powers of the Amalgamated Company and the Amalgamated Company shall expressly have the following powers:

          (i) to sell or dispose of its undertaking, or a substantial part thereof;

          (ii)  to distribute any of its property in specie among its members;
                and

          (iii) to amalgamate with any company or body of persons.

     (e) The names, occupations and places of residence of the first directors of the Amalgamated Company shall be as follows:

NAME                     OCCUPATION           PLACE OF RESIDENCE

David B. Pittaway        Businessman          311 East 71st Street,
                                              Penthouse C
                                              New York, NY

Justin Wender            Businessman          136 East 36th Street
                                              Apt. 4G
                                              New York, NY

          such directors to hold office until the first annual general meeting of the shareholders of the Amalgamated Company or until their successors are elected;

     (f) Subsequent directors shall be elected at the first annual general meeting of the shareholders of the Amalgamated Company or otherwise in the manner provided in the Articles of Association of the Amalgamated Company;

     (g) The names of the officers of the Amalgamated Company and the offices to be held by each are as follows:

NAME                          OFFICE HELD
David B. Pittaway             President
Justin Wender                 Secretary
James B. Brenner              Vice-President - Finance
Jack R. Pine                  Assistant Secretary


     (h) The liability of the shareholders in the Amalgamated Company shall be limited;

     (i) The manner of converting the shares of each of Canada Inc. and Point Tupper Inc. which are issued and outstanding at the time and date that the amalgamation becomes effective as set out in Section 10 hereof into shares of the Amalgamated Company shall be as follows:

          (i) each such share of Canada Inc. shall be exchanged for a share of the same class and having the same terms and conditions, if any, of the Amalgamated Company, each of which shall be issued as fully paid and non-assessable;

          (ii) each such share of Point Tupper Inc. shall be cancelled.

3. The Articles of Association of the Amalgamated Company shall be the Articles of Association of Canada Inc.

4. The Amalgamated Company shall possess all the property, rights, privileges and franchises, and shall be subject to all the liabilities, contracts and debts of each of Canada Inc. and Point Tupper Inc.

5. All rights of creditors against the property, rights and assets of Canada Inc. and Point Tupper Inc. respectively and all mortgages, liens or claims upon their respective properties, rights and assets shall be unimpaired by the proposed amalgamation and all debts, contracts, liabilities and duties of Canada Inc. and Point Tupper Inc. respectively shall henceforth attach to the Amalgamated Company and may be enforced against it to the same extent as if the said debts, contracts, liabilities and duties had been incurred or contracted by it.

6. No action or proceeding by or against Canada Inc. or Point Tupper Inc. shall abate or be affected by the proposed amalgamation but for all purposes of such action or proceeding by or against Canada Inc. or Point Tupper Inc. as the case may be, they shall be deemed still to exist and the Amalgamated Company may be substituted in such action or proceeding in the place thereof.

7. Neither Canada Inc. nor Point Tupper Inc. shall, subsequent to the date hereof, unless this Agreement shall fail to receive required confirmation by the shareholders of either Canada Inc. or Point Tupper Inc. or not be approved by a Judge of the Supreme Court of Nova Scotia, or unless the conditions precedent set out in Section 9 shall not have been satisfied by the date specified therein, issue any unissued shares of its capital stock, except to shareholders owning shares of either of such company as at the date of confirmation of this Agreement by the shareholders of such company, or to each other, or as otherwise agreed upon by unanimous resolution of the shareholders of both Canada Inc. and Point Tupper Inc.

8.   Canada Inc. and Point Tupper Inc. may by resolution of their boards of directors assent to such alterations or modifications of this Agreement which the shareholders of the respective companies approve by unanimous resolution in writing or as a Judge of the Supreme Court of Nova Scotia may require, and the expression "this Agreement" as used herein shall he read and construed to mean and include this Agreement as so altered or modified.

9. It shall be a condition precedent to the amalgamation of Canada Inc. and Point Tupper Inc. herein provided for becoming effective that, on or before December 31, 1996, (a) all of the issued and outstanding shares in the capital stock of Point Tupper Inc. shall have been directly or indirectly acquired by Canada Inc. as sole owner thereof, and (b) the amalgamation shall have been approved by an Order of the Supreme Court of Nova Scotia substantially in the form set forth in Schedule "B" hereto or such other form as the parties may agree. The satisfaction of both of such conditions shall only he conclusively deemed to have occurred by the execution and delivery by Canada Inc. and Statia Terminals Inc. of the Certificate in the form set forth in Schedule "A" hereto, the execution and delivery of which shall be conclusive evidence of the matters certified therein and the authority of the individuals affixing their signatures thereto.

10. Effective on and from the time and date of filing of this Agreement together with the Order of the Supreme Court of Nova Scotia approving the amalgamation herein provided and a copy of the Certificate in the form attached hereto as Schedule "A" executed and delivered by each of Canada Inc. and Statia Terminals Inc., and such additional evidence, if any, of the satisfaction of the conditions precedent set out in Section 9 as such Order may provide with the Registrar of Joint Stock Companies pursuant to the Companies Act, Nova Scotia, each of Canada Inc. and Point Tupper Inc. shall be amalgamated and continue as one company in accordance with the terms of this Agreement and the Companies Act.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly and properly executed in their names and on their behalf by their proper officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED                 STATIA TERMINALS CANADA,
    in the presence of:                      INCORPORATED


/s/ Robyn Y. Choe                            By: James F. Brenner
----------------------------                     -----------------------------
Witness


                                             STATIA TERMINALS POINT
                                             TUPPER, INCORPORATED



/s/ Jack R. Pine                             By: /s/ James G. Cameron
----------------------------                     -----------------------------
Witness

                                  SCHEDULE "A"

IN THE MATTER OF                   The amalgamation of Statia Terminals Canada,
                                   Incorporated ("Canada Inc.") and Statia
                                   Terminals Point Tupper, Incorporated ("Point
                                   Tupper Inc.") pursuant to the terms of an Amalgamation Agreement made as of the 12th day of November, 1996 made between Canada
                                   Inc. and Point Tupper Inc.

                                   CERTIFICATE

     The undersigned each hereby certify that the form of Order granted by the Supreme Court of Nova Scotia approving the above mentioned Amalgamation Agreement is acceptable to it.

     The undersigned each hereby certify that all of the issued and outstanding shares of Point Tupper Inc. are now owned by Canada Inc.

     This certificate may be executed in separate counterparts and each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same document and shall be as valid and binding as if all parties had attended at the same place and at the same time and executed one document.

     DATED as of this ________ day of ______________, 1996.

STATIA TERMINALS CANADA,                   STATIA TERMINALS, INC.
INCORPORATED


By: ______________________________         By: _____________________________

                                  SCHEDULE "B"

1996                                                    S.H. No.

                       IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF:                  The Companies Act of Nova Scotia, being
                                   Chapter 81 of the Revised Statutes of Nova
                                   Scotia, 1989

                                    - and -


IN THE MATTER OF:                  The Amalgamation of Statia Terminals Canada,
                                   Incorporated and Statia Terminals Point
                                   Tupper, Incorporated

                              ORDER OF AMALGAMATION

BEFORE THE HONOURABLE JUSTICE                  IN CHAMBERS.

     UPON HEARING READ the affidavit of James F. Brenner, sworn ____________, 1996;

     AND UPON HEARING READ the amalgamation agreement dated November 12, 1996 between Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated (the Amalgamation Agreement) a copy of which is annexed hereto as Schedule A;

     AND UPON IT APPEARING that all the shareholders of Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated have approved the Amalgamation Agreement and that none of the creditors will be affected by the amalgamation provided for in the Amalgamation Agreement;

     AND UPON HEARING Richard K. Jones, Q.C., counsel for the applicants;

     AND UPON MOTION:

     IT IS HEREBY ORDERED that the amalgamation of Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated pursuant to the terms of the Amalgamation Agreement be and the same is hereby approved, subject to the fulfilment of the conditions precedent set forth in Section 9 of the Amalgamation Agreement on or before December 31, 1996.

     IT IS FURTHER ORDERED that the fulfilment of the conditions precedent to the amalgamation of Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper, Incorporated set forth in Section 9 of the Amalgamation Agreement shall be conclusively deemed to have been fulfilled upon filing with the Registrar of Joint Stock Companies pursuant to the Companies Act (Nova Scotia) on or before December 31, 1996 of a copy of this Order (including the Amalgamation Agreement attached hereto), certified under the hand of the Prothonotary, together with a copy of the Certificate referenced in Section 9 of the Amalgamation Agreement and as set forth in Schedule "A" to the Amalgamation Agreement, executed by each of Statia Terminals Canada, Incorporated and Statia Terminals, Inc. without the necessity of any proof of any other matter or things, including the genuineness or authority of the signatories to the Certificate, and that the filing of such material with the Registrar of Joint Stock Companies shall be sufficient compliance with the provisions of subsection
(9) of Section 134 of the Companies Act (Nova Scotia).

     IT IS FURTHER ORDERED that neither Statia Terminals Canada, Incorporated nor Statia Terminals Point Tupper, Incorporated be required to give notice to their creditors, if any, of the time and place of an application for an order of this Court approving the Amalgamation Agreement and that such notice be and the same is hereby dispensed with pursuant to subsection (7) of Section 134 of the

Companies Act.

     DATED at Halifax, Nova Scotia, this ____ day of ______________, 1996


                                   __________________________________
                                   Prothonotary

                                   1996                 S.H. No.
                                   -----------------------------

                                   IN THE MATTER OF:

                                   The Amalgamation of Statia Terminals Canada,
                                   Incorporated and Statia Terminals Point
                                   Tupper, Incorporated

                                   - and -

                                   IN THE MATTER OF:

                                   The Companies Act of Nova Scotia, being
                                   Chapter 81 of the Revised Statutes of Nova
                                   Scotia, l989 as amended

                                   ---------------------------------------------

                                                     ORDER

                                   ---------------------------------------------

                                   STEWART McKELVEY STIRLING SCALES
                                        1959 Upper Water Street
                                        Purdy's Wharf Tower One
                                              P.O. Box 997
                                          Halifax, Nova Scotia
                                                B3J 2X2

                                           (FMF) NS17534-15